Exhibit 4.4

FORM OF WARRANT AGENT AGREEMENT

This Warrant Agent Agreement (this “Warrant Agreement”), dated as of [●], 2023 (the “Issuance Date”) is between 60 Degrees Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), and Equity Stock Transfer, LLC, a California limited liability company (the “Warrant Agent”).

WHEREAS, pursuant to the terms of that certain Underwriting Agreement (“Underwriting Agreement”), dated [●], 2023, by and among the Company and WallachBeth Capital LLC, as representative of the underwriters set forth therein (the “Representative”), the Company is engaged in a public offering (the “Offering”) of up to [●] units (each, a “Unit,” collectively, the “Units,” each Unit consisting of: (i) one share (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, a (ii) one five (5)-year tradeable warrant (each, a “Tradeable Warrant”) to purchase one share of Common Stock (“Tradeable Warrant Shares”), and a (iii) one five (5)-year non-tradeable to purchase one share of Common Stock (a “Non-tradeable Warrant”; together with each Tradeable Warrant, the “Warrants”) to purchase one share of Common Stock (“Non-tradeable Warrant Shares; together with the Tradeable Warrant Shares, the “Warrant Shares”), which includes Shares and Warrants issuable pursuant to the underwriters’ over-allotment option and the warrant;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-269483) (as the same may be amended from time to time, the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, Shares, Warrants, the Representative’s Warrant and the Warrant Shares, and such Registration Statement was declared effective on [●], 2023;

WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

2. Warrants.

2.1. Form of Warrants. The Tradeable Warrants shall be registered securities and shall be evidenced by a global certificate (“Tradeable Global Certificate”) in the form of Exhibit A to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Tradeable Warrants are not eligible for, or it is no longer necessary to have the Tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation of the Tradeable Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing the Tradeable Warrants (“Tradeable Definitive Certificates”) registered as requested through the DTC system. The Non-tradeable Warrants will be unregistered securities and will be evidenced by a global certificate (“Non-tradeable Global Certificate”; together with the Tradeable Global Certificate, the “Global Certificates”) in the form of Exhibit B to this Warrant Agreement, which shall be deposited on behalf of the Company with the Warrant Agent. If the Warrant Agent subsequently ceases to make its book-entry settlement system available for the Non-tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Non-tradeable Warrants are not eligible for, or it is no longer necessary to have the Non-tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to cancel the Non-tradeable Global Certificate and to deliver separate certificates evidencing the Non-tradeable Warrants (“Non-tradeable Definitive Certificates” and, together with the Global Certificates and the Tradeable Definitive Certificates, the “Warrant Certificates”).

2.2. Issuance and Registration of Warrants.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Global Certificate is recorded in the records maintained by DTC or its nominee shall be deemed the “beneficial owner” thereof, provided that all such beneficial interests shall be held through a Participant (as defined below), which shall be the registered holder of such Warrants.

2.2.2. Issuance of Warrants. Upon the initial issuance of the Tradeable Warrants, the Warrant Agent shall issue the Tradeable Global Certificate and deliver the Tradeable Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Upon the initial issuance of the Non-tradeable Warrants, the Warrant Agent shall issue the Non-tradeable Global Certificate and deliver the Non-tradeable Warrants in the Warrant Agent’s book-entry settlement system in accordance with the Company’s written instructions delivered to the Warrant Agent. Ownership of security entitlements in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained, (i) in the case of Tradeable Warrants (A) by DTC and (B) by institutions that have accounts with DTC (each, a “Participant”), and (ii) in the case of Non-tradeable Warrants, by the Warrant Agent.

2.2.3. Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a Holder of a beneficial interest in any Tradeable Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificates shall be exercised by the Holder or a Participant through (i) in the case of a Tradeable Warrant, the DTC system, or (ii) in the case of a Non-tradeable Warrant, the Warrant Agent’s system, except to the extent set forth herein or in the Global Certificates.

2.2.4. Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the Person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such Person was not such an Authorized Officer.

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2.2.5. Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant Shares to the Holder), of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

2.2.6. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

2.2.7. Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any Person, including the Participants and beneficial holders that may own interests through the Participants in the case of Tradeable Warrants, to take any action that a Holder is entitled to take under this Agreement or the Warrants; provided, however, that at all times that Tradeable Warrants are evidenced by a Tradeable Global Certificate, exercise of those Tradeable Warrants shall be effected on their behalf by Participants through DTC in accordance the procedures administered by DTC.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of Shares of Common Stock stated therein, at the price of (i) $[●] per whole Share upon exercise of a Tradeable Warrant, and (ii) $[●] per whole Share upon exercise of a Non-tradeable Warrant, subject in both cases to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per Share at which Shares of Common Stock may be purchased at the time a Warrant is exercised.

3.2. Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 11:59 P.M., New York City Time (the “close of business”) on the fifth anniversary of the Issuance Date, [●] (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3. Exercise of Warrants.

3.3.1. Exercise and Payment. (a) Subject to the provisions of this Warrant Agreement, a Holder (or a Participant or a designee of a Participant acting on behalf of a Holder) may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City Time, on any Business Day during the Exercise Period an election to purchase the Warrant Shares underlying the Warrants to be exercised (i) in the form included in Exhibit C to this Warrant Agreement or (ii) in the case of a Tradeable Warrant, via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). No later than one (1) Trading Day following delivery of an Election to Purchase, the Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) shall: (i) (A) surrender the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose or (B) deliver the Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, and (ii) unless the cashless exercise procedure specified in Section 3.3.7(b) or (c) below is permitted and specified in the applicable Notice of Exercise, deliver to the Company the Exercise Price for each Warrant to be exercised, in lawful money of the United States of America in cash, by certified or official bank check payable to the Company or bank wire transfer in immediately available funds to:

60 DEGREES PHARMACEUTICALS, INC.

Bank Name: [____]

Routing (ABA)#: [____]

Beneficiary Account Name: 60 Degrees Pharmaceuticals, Inc.

Beneficiary Account Number:[_______]

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No ink-original Election to Purchase shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Election to Purchase form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender the Warrants to the Company until the Holder has purchased all of the Warrant Shares available thereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender such Warrant to the Company for cancellation within three (3) Trading Days of the date the final Election to Purchase is delivered to the Company. Partial exercises of a Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Election to Purchase within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of a Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face thereof.

Any Person so designated by the Holder (or a Participant or designee of a Participant on behalf of a Holder) to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the time that an appropriately completed and duly signed Election to Purchase has been delivered to the Warrant Agent, provided that the Holder (or Participant on behalf of the Holder) makes delivery of the deliverables referenced in the immediately preceding sentence by the date that is one (1) Trading Day after the delivery of the Election to Purchase. If the Holder (or Participant on behalf of the Holder) fails to make delivery of such deliverables on or prior to the Trading Day following delivery of the Election to Purchase, such Election to Purchase shall be void ab initio.

(b) If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor, is received by the Warrant Agent on any date after 5:00 P.M., New York City Time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial Banks in New York City are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day. The “Exercise Date” will be the date on which the materials in the foregoing sentence are received by the Warrant Agent (if by 5:00 P.M., New York City time), or the following Trading Day (if after 5:00 P.M., New York City time), regardless of any earlier date written on the materials. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on any funds deposited with the Company in respect of an exercise or attempted exercise of Warrants.

(c) If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

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Notwithstanding the foregoing in this Section 3.3.1, a holder whose interest in a Warrant is a beneficial interest in certificate(s) representing such Warrant held in registered form through DTC (or another established clearing corporation performing similar functions), shall effect exercises made pursuant to this Section 3.3.1 by delivering to DTC (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by DTC (or such other clearing corporation, as applicable), subject to a holder’s right to elect to receive a Definitive Warrant pursuant to the terms of this Warrant Agreement, in which case this sentence shall not apply. Upon giving irrevocable instructions to its Participant to exercise Warrants, solely for purposes of Regulation SHO, the holder whose interest in the Warrant is a beneficial interest shall be deemed to have exercised such Warrant, regardless of when the applicable Warrant Shares are delivered to such holder.

3.3.2. Issuance of Warrant Shares. (a) The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company, the transfer agent and registrar for the Company’s Common Stock, in respect of (i) the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant Shares and the number of Warrants that remain outstanding after such exercise, and (iii) such other information as the Company or such transfer agent and registrar shall reasonably request.

(b) The Company shall, by no later than 5:00 P.M., New York City Time, on the second (2nd) Trading Day, or such other lesser time as mandated by the Commission or the Trading Market on which the Company’s securities are traded, following the Exercise Date of any Tradeable Warrant and the clearance of the funds in payment of the Exercise Price (such date and time, the “Delivery Time”), cause its registrar to electronically transmit the Warrant Shares issuable upon that exercise to DTC by crediting the account of DTC or of the Participant, as the case may be, through its Deposit Withdrawal Agent Commission system.

3.3.3. Valid Issuance. All Warrant Shares issued by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

3.3.4. No Fractional Exercise. No fractional Warrant Shares will be issued upon the exercise of the Warrant. If, by reason of any adjustment made pursuant to Section 4, a Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the next whole share.

3.3.5. No Transfer Taxes. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Election to Purchase and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

3.3.6. Date of Issuance. The Company will treat an exercising Holder as a beneficial owner of the Warrant Shares as of the Exercise Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open.

3.3.7. Restrictive Legend Events; Cashless Exercise Under Certain Circumstances. (a) The Company shall use it reasonable best efforts to maintain the effectiveness of the Registration Statement and the current status of the prospectus included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Tradeable Warrants and the Tradeable Warrant Shares at any time that the Tradeable Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant Shares via DTC transfer or otherwise without restrictive legend because: (i) the Commission has issued a stop order with respect to the Registration Statement, (ii) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iii) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (iv) in the case of a Tradeable Warrant, the prospectus contained in the Registration Statement is not available for the issuance of the Tradeable Warrant Shares to the Holder, or (v) otherwise (each a “Restrictive Legend Event”). To the extent that the Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Holder has exercised Warrants in accordance with the terms of the Warrants but prior to the delivery of the Warrant Shares, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either (i) rescind the previously submitted Election to Purchase and return all consideration paid by registered Holder for such shares upon such rescission, or (ii) treat the attempted exercise as a cashless exercise as described in paragraph (b) below and refund the cash portion of the exercise price to the Holder. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Holder in lieu of delivery of the Warrant Shares.

(b) If a Restrictive Legend Event has occurred, the Warrant shall only be exercisable on a cashless basis. Upon a “cashless exercise,” the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the Exercise Date if the Holder’s Election to Purchase is (1) both executed and delivered pursuant to Section 3.3.7(a) hereof on a day that is not a Trading Day, or (2) both executed and delivered pursuant to Section 3.3.7(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Election to Purchase, or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Election to Purchase if such Election to Purchase is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 3.3.7(a) hereof, or (iii) the VWAP on the date of the applicable Election to Purchase if the date of such Election to Purchase is a Trading Day and such Election to Purchase is both executed and delivered pursuant to Section 3.3.7(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of the exercise of the Warrant, as adjusted as set forth herein; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything to the contrary herein, a “cashless exercise” may occur after the earlier of (i) 1 Trading Day from the Initial Exercise Date of a Warrant or (ii) the time when $10.0 million of volume is traded in the Common Shares, if the VWAP of the Common Shares on any Trading Day on or after the closing date fails to exceed the Exercise Price in effect as of the Initial Exercise Date (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations and similar events). In such event, the aggregate number of Warrant Shares issuable in such cashless exercise pursuant to any given Notice of Exercise electing to effect a cashless exercise shall equal the product of (x) the aggregate number of Warrant Shares that would be issuable upon exercise of a Warrant in accordance with the terms of a Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

If Tradeable Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Tradeable Warrant Shares shall take on the registered characteristics of the Tradeable Warrants being exercised and the Company agrees not to take any position contrary thereto. Upon receipt of an Election to Purchase for a cashless exercise, the Warrant Agent will promptly deliver a copy of the Election to Purchase to the Company to confirm the number of Warrant Shares issuable in connection with the cashless exercise. The Company shall calculate and transmit to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation under this section to calculate, the number of Warrant Shares issuable in connection with any cashless exercise. The Warrant Agent shall be entitled to rely conclusively on any such written notice provided by the Company, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions or pursuant to this Warrant Agreement.

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3.3.8. Restrictive Legend of Non-tradeable Warrants. No registration is required for the offer and sale of the Non-tradeable Warrants by the Company to the Holders. The Non-tradeable Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Non-tradeable Warrants other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Non-tradeable Warrant under the Securities Act. Certificates evidencing the Non-tradeable Warrants shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Non-tradeable Warrants pursuant to Rule 144 (assuming cashless exercise of the Non-tradeable Warrants); (iii) if such Non-tradeable Warrants are eligible for sale under Rule 144 (assuming cashless exercise of the Non-tradeable Warrants); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Warrant Agent or the Holder promptly if required by the Warrant Agent to effect the removal of the legend hereunder, or if requested by a Holder, respectively. If all or any portion of a Non-tradeable Warrant is exercised at a time when a legend is not required pursuant to clauses (i)-(iv) above, then such Non-tradeable Warrants shall be issued free of all legends.

3.3.9. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant Shares that are not disputed.

3.3.9 Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 3.3.2 above pursuant to an exercise on or before the Delivery Time, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3.3.10 Beneficial Ownership Limitation. The Company shall not affect any exercise of a Warrant, and a Holder shall not have the right to exercise any portion of a Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Election to Purchase, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of shares of Common Stock (a) which would be issuable upon exercise of the remaining, non-exercised Warrants beneficially owned by that Holder or any of its Affiliates or Attribution Parties and (b) which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3.3.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rule and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Holder that neither the Warrant Agent nor the Company is representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder or beneficial owner is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.3.10 applies, the determination of whether a Warrant is exercisable and of which portion of the Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Election to Purchase shall be deemed to be the Holder’s determination of whether such Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and which portion of the Warrant is exercisable, and neither the Warrant Agent nor the Company shall have any obligation to verify or confirm the accuracy of such determination and neither of them shall have any liability for any error made by the Holder or any other Person. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.3.10, in determining the number of outstanding shares of Common Stock, a Holder or other Person may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Election to Purchase from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Election to Purchase would otherwise cause the Holder’s beneficial ownership to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Election to Purchase (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of a Person that represents that it is or is acting on behalf of a Holder, the Company shall, within one (1) Trading Day, confirm orally or in writing or by e-mail to that Person the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of a Warrant. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of a Warrant held by the Holder and the provisions of this Section 3.3.10 shall continue to apply. as specified in such notice, provided that any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and any such increase or decrease will apply only to the Holder and its Affiliates and Attribution Parties and not to any other holder of Warrants. The provisions of this Section 3.3.10 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.10 to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained. The limitations contained in this paragraph shall apply to a successor holder of the Warrant.

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4. Adjustments.

4.1. Adjustment upon Subdivisions or Combinations. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective. The Company shall promptly notify Warrant Agent of any such adjustment and give specific instructions to Warrant Agent with respect to any adjustments to the warrant register.

4.2. Adjustment for Other Distributions. In the event the Company shall fix a record date for the making of a dividend or distribution to all holders of Common Stock of any evidences of indebtedness or assets or subscription rights, options or warrants (excluding those referred to in Section 4.1 or other dividends paid out of retained earnings), then in each such case the Holder will, upon the exercise of Warrants, be entitled to receive, in addition to the number of Warrant Shares issuable thereupon, and without payment of any additional consideration therefor, the amount of such dividend or distribution, as applicable, which such Holder would have held on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which holders of Common Stock became entitled to receive such dividend or distribution. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

4.3. Fundamental Transaction. If, at any time while a Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of a Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which each Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of the Warrants). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of a Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase a Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of a Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of a Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of a Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within five Business Days of the Holder’s election (or, if later, on the date of consummation of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under a Warrant Agreement in accordance with the provisions of this Section 4.3 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for a Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to a Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of a Warrant (without regard to any limitations on the exercise of the Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under a Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of a Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under a Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

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4.4. Other Events. If any event occurs of the type contemplated by the provisions of Section 4.1 or 4.2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, Adjustment Rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company’s Board of Directors will, at its discretion and in good faith, make an adjustment in the Exercise Price and the number of Warrant Shares or designate such additional consideration to be deemed issuable upon exercise of a Warrant, so as to protect the rights of the registered Holder. No adjustment to the Exercise Price will be made pursuant to more than one sub-section of this Section in connection with a single issuance.

4.5. Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 or 4.2, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such holder in the Warrant Register, as of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement. The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

5. Restrictive Legends; Fractional Warrants. In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1. No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of Warrants.

6.2. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7. Concerning the Warrant Agent and Other Matters.

7.1. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable. The Warrant Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 7.1.

7.2. (a) Whether or not any Warrants are exercised, for the Warrant Agent’s services as agent for the Company hereunder, the Company shall pay to the Warrant Agent such fees as may be separately agreed between the Company and Warrant Agent and the Warrant Agent’s out of pocket expenses in connection with this Warrant Agreement, including, without limitation, the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

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(b) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 30 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

7.3. As agent for the Company hereunder the Warrant Agent: (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company; (b) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares; (c) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity reasonably satisfactory to it; (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties; (f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto; (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws; (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted; (i) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel; (j) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, or subagents, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, or subagent appointed with reasonable care by it in connection with this Warrant Agreement; (k) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person; and (l) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof.

7.4. (a) In the absence of gross negligence or willful misconduct on its part (which gross negligence or willful misconduct must be determined by a final, non-appealable court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences. (b) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all Persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other Persons that may have an interest in the settlement.

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7.5. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable court of competent jurisdiction).

7.6. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the Business Day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 7 shall survive the termination of this Warrant Agreement.

7.7. If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties to it to the full extent permitted by applicable law.

7.8. The Company represents and warrants that: (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation; (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound; (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company; (d) the Warrants will comply in all material respects with all applicable requirements of law; and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

7.9. In the event of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

7.10. Set forth in Exhibit C hereto is a list of the names and specimen signatures of the Persons authorized to act for the Company under this Warrant Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other Persons authorized to act for the Company under this Warrant Agreement.

7.11. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Warrant Agent, to Equity Stock Transfer, LLC, 237 W 37th St #602, New York, NY 10018, or to such other address of which a party hereto has notified the other party.

7.12. (a) This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

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(b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

(c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders. All other amendments and supplements shall require the vote or written consent of Holders of at least 67% of the then outstanding Warrants, provided that adjustments may be made to the Warrant terms and rights in accordance with Section 4 without the consent of the Holders.

7.13. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant Shares unless or until the Persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

7.14. Resignation of Warrant Agent.

7.14.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent, or such shorter period of time as agreed. If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

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7.14.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.14.3. Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed. For purposes of this Warrant Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

8. Miscellaneous Provisions.

8.1. Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

8.2. Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

8.3. Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.4. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9. Certain Definitions. As used herein, the following terms shall have the following meanings:

(a) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance, sale or delivery (or deemed issuance, sale or delivery in accordance with Section 4) of Common Stock (other than rights of the type described in Section 4.2 and 4.3 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights) but excluding anti-dilution and other similar rights (including pursuant to Section 4.4 of this Agreement).

(b) “Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market in the United States on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 P.M., Eastern Standard Time).

(c) “Trading Market” means NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market or the New York Stock Exchange.

(d) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

60 DEGREES PHARMACEUTICALS, INC.

By:
Name:
Title:

EQUITY STOCK TRANSFER LLC

By:
Name:
Title:

EXHIBIT A

FORM OF TRADEABLE WARRANT

(See attached.)

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EXHIBIT B

FORM OF NON-TRADEABLE WARRANT

(See attached.)

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EXHIBIT C

[Form of Election to Purchase]

(To Be Executed Upon Exercise of Warrants not evidenced by a Global Certificate)

The undersigned hereby irrevocably elects to exercise the right, represented by Warrants evidenced by this Warrant Certificate, to receive ____________ Warrant Shares and herewith (i) tenders payment for such Warrant Shares to the order of 60 Degrees Pharmaceuticals, Inc., a Delaware corporation, in the amount of $ _________ in accordance with the terms hereof, or (ii) if permitted, makes the payment by the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3.3.7(b), to exercise this Warrant with respect to the above number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3.3.7(b).

The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________________, whose address is _____________________________ and that such certificate be delivered to _______________________________, whose address is _____________________________________. If the number of Warrants being exercised hereby is less than all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining unexercised Warrants be registered in the name of ___________________________, whose address is _____________________________ and that such Warrant Certificate be delivered to ______________________________________ whose address is _________________________________.

Signature,

Date:

[Signature Guarantee]

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EXHIBIT C

AUTHORIZED REPRESENTATIVES

Name	Title	Signature
Geoffrey Dow	Chief Executive Officer and President

Tyrone Miller	Chief Financial Officer

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